Exhibit 77Q1(a) to ACMF 04.30.2008 NSAR


     1. Articles of Amendment of American Century Mutual Funds, Inc., dated November 27, 2007 (filed electronically as Exhibit (a) (37) to Post-Effective Amendment No. 122 to the Registrant's Registration Statement on February 28, 2008, File No. 2-14213 and incorporated herein by reference).

     2. Articles Supplementary of American Century Mutual Funds, Inc., dated November 27, 2007 (filed electronically as Exhibit (a) (38) to Post-Effective Amendment No. 122 to the Registrant's Registration Statement on February 28, 2008, File No. 2-14213 and incorporated herein by reference).

     3. Amended and Restated Bylaws of Amendment of American Century Mutual Funds, Inc., dated November 29, 2007 (filed electronically as Exhibit (b) to Post-Effective Amendment No. 122 to the Registrant's Registration Statement on February 28, 2008, File No. 2-14213 and incorporated herein by reference).